Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” and
“Financial Statements” in the Proxy Statement/Prospectus and “Information Incorporated
by Reference” in the Statement of Additional Information and to the incorporation by reference in the Statement of Additional Information of our report dated December 17,
2010, with respect to the financial statements and financial highlights of the Disciplined
LargeCap Blend Fund, International Growth Fund, Principal Capital Appreciation Fund,
and Diversified International Fund of the Principal Funds, Inc. in this Registration
Statement under the Securities Act of 1933 (Form N-14), filed with the Securities and
Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
June 30, 2011